Exhibit 99(n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form N-2 of FS Investment Corporation II of our report dated January 13, 2012, except for Note 6 as to which the date is February 10, 2012, relating to our audit of the financial statements, appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Blue Bell, Pennsylvania

October 17, 2012